EXHIBIT 32.1

In connection with the Quarterly Report of General Cannabis Corporation, (the “Company”) on Form 10-Q for the quarter ended March 31, 2018, as filed with the Securities Exchange Commission on the date hereof (the “Report”), Robert Frichtel, the Company’s Principal Executive Officer, and Brian Andrews, the Company’s Chief Financial Officer, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2018	By:	/s/ Robert Frichtel
Robert Frichtel, Principal Executive Officer

Date: May 11, 2018	By:	/s/ Brian Andrews
Brian Andrews, Chief Financial Officer